Exhibit 10.2

ROYALTY RIGHT AGREEMENT

dated as of January 18, 2017

between

EGALET CORPORATION

and

THE PURCHASER NAMED HEREIN

Table of Contents

		Page

ARTICLE I
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.1	Rules of Construction and Defined Terms	1

ARTICLE II
ROYALTY RIGHT

Section 2.1	Sale of Royalty Right	1
Section 2.2	Payment Procedures	1
Section 2.3	Notice of First Sale Date	2
Section 2.4	Information Rights	2
Section 2.5	Audit Rights	2
Section 2.6	Transferability of Royalty Right	2
Section 2.7	Allocation of Purchase Price	3
Section 2.8	No Partnership or Joint Venture	3

ARTICLE III
MERGERS

Section 3.1	Mergers	3

ARTICLE IV
CONFIDENTIALITY

Section 4.1	Confidentiality	4

ARTICLE V
SURVIVAL OF CERTAIN PROVISIONS

Section 5.1	Survival of Certain Provisions	5

ARTICLE VI
NOTICES

Section 6.1	Notices	5

ARTICLE VII
SUCCESSORS AND ASSIGNS

Section 7.1	Successors and Assigns	5

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ARTICLE VIII
SEVERABILITY

Section 8.1	Severability	6

ARTICLE IX
WAIVER OF JURY TRIAL

Section 9.1	WAIVER OF JURY TRIAL	6

ARTICLE X
GOVERNING LAW; CONSENT TO JURISDICTION

Section 10.1	Governing Law; Consent to Jurisdiction	6

ARTICLE XI
COUNTERPARTS

Section 11.1	Counterparts	6

ARTICLE XII
TABLE OF CONTENTS AND HEADINGS

Section 12.1	Table of Contents and Headings	7

ARTICLE XIII
TAX MATTERS; TAX DISCLOSURE

Section 13.1	Tax Matters	7
Section 13.2	Tax Disclosure	7

ARTICLE XIV
AMENDMENT TO EXISTING ROYALTY RIGHT AGREEMENT

Section 14.1	Amendment to Existing Royalty Right Agreement	8

Annex A	Rules of Construction and Defined Terms

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ROYALTY RIGHT AGREEMENT

Dated as of January 18, 2017

To the Purchaser named on the signature page hereto

Ladies and Gentlemen:

Egalet Corporation, a Delaware corporation (the “Seller”), hereby covenants and agrees with you as follows:

ARTICLE I
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.1                                    Rules of Construction and Defined Terms.  The rules of construction set forth in Annex A shall apply to this Royalty Right Agreement and are hereby incorporated by reference into this Royalty Right Agreement as if set forth fully in this Royalty Right Agreement. Capitalized terms used but not otherwise defined in this Royalty Right Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Royalty Right Agreement as if set forth fully in this Royalty Right Agreement.

ARTICLE II
ROYALTY RIGHT

Section 2.1                                    Sale of Royalty Right.  The Seller hereby sells to the purchaser named on the signature page hereto (together with any Person to whom the Royalty Right is Transferred pursuant to the terms hereof, the “Purchaser”) the Royalty Right in consideration for the consideration set forth in Section 2.7(b). The Royalty Right shall only be evidenced by this Royalty Right Agreement and shall not be evidenced by a certificate or other instrument.

Section 2.2                                    Payment Procedures.  (a) On or prior to each Royalty Right Payment Date, the Seller shall (i) pay, by wire transfer in immediately available funds in U.S. dollars to the Purchaser Account, the Royalty Right Payment Amount with respect to the corresponding Royalty Right Period and (ii) deliver to the Purchaser a report (a “Report”) setting forth (A) such Royalty Right Payment Amount and (B) the Net Sales of the Product for such Royalty Right Period, calculated in reasonable detail. Each Report and the contents thereof shall be subject to the Confidentiality Agreement.

(b)                                 The Seller shall be entitled to withhold taxes from any payments under the Royalty Right as required under applicable Law unless, and solely to the extent, the Purchaser provides an IRS Form W-9 certifying that it is a U.S. person or an appropriate IRS Form W-8 claiming the benefits of an applicable income tax treaty pursuant to which the Purchaser is entitled to a complete exemption from U.S. federal income tax in respect of royalty income and “other income” (each, a “Tax Exemption Form”). In the event any Tax Exemption Form delivered to the Seller by the Purchaser expires or becomes obsolete or inaccurate in any respect, the Purchaser shall promptly provide an updated Tax Exemption Form or notify the Seller in

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writing of the Purchaser’s legal inability to do so (in which case the Seller shall be entitled to withhold from payments made to the Purchaser).

Section 2.3                                    Notice of First Sale Date.  Within fifteen (15) days following the occurrence of the First Sale Date, the Seller shall provide notice in writing to the Purchaser of the date on which the First Sale Date occurred (the “First Sale Notice”).

Section 2.4                                    Information Rights.  Upon the Purchaser’s prior written request, the Seller shall meet at reasonable times during normal business hours with the Purchaser up to two times per calendar year to discuss the content of any Report or First Sale Notice (or reasons for the lack of any Report or First Sale Notice). The Seller shall promptly furnish to the Purchaser all relevant information and documentation in connection with this Royalty Right Agreement that the Purchaser may reasonably request in connection with the determination of whether or when the First Sale Date occurred and whether the calculation of Net Sales of the Product or a Royalty Right Payment Amount is in error. The Seller agrees to maintain books and records relevant to the calculation of Net Sales of the Product and Royalty Right Payment Amounts. Any information or documentation provided or made available by the Seller pursuant to this Section 2.4 shall be subject to the Confidentiality Agreement.

Section 2.5                                    Audit Rights.  Subject to reasonable advance written notice from the Purchaser within six (6) months of each Royalty Right Payment Date, the Seller shall permit the Purchaser and an independent accounting firm of national reputation chosen by the Purchaser to have access during normal business hours to the books and records of the Seller as may be reasonably necessary to audit the calculation of Net Sales and Royalty Right Payment Amounts (or reasons for the lack of any calculation therefor) for the applicable Royalty Right Period pertaining to such Royalty Right Payment Date. Any such audit shall be at the expense of the Purchaser; provided, however, that if any such audit reveals a discrepancy of at least 5% of a Royalty Right Payment Amount, then the cost of such audit shall instead be borne by the Seller. In the event that any audit reveals an underpayment of any Royalty Right Payment Amount, then the underpayment amount shall be paid within thirty (30) days after Purchaser makes a demand therefor, plus interest thereon if such amount is in excess of five percent (5%) of the amount that actually should have been paid. Such interest shall be calculated from the date such amount was due until the date such amount is actually paid, at the rate of one-half percent (0.5%) over the prime rate of interest as published in The Wall Street Journal, Eastern Edition, in effect on the date such amount was due. The independent accounting firm conducting any audit pursuant to this Section 2.5 shall agree to be bound by the terms of the Confidentiality Agreement or shall otherwise agree to confidentiality provisions acceptable to the Seller. Any books and records, information or other documentation provided or made available by the Seller pursuant to this Section 2.5 shall be subject to the Confidentiality Agreement.

Section 2.6                                    Transferability of Royalty Right.  Subject to final sentence of this Section 2.6, at the option of the Purchaser, the Royalty Right may be Transferred, in whole but not in part, but only in compliance with applicable Laws and upon three (3) Business Days’ notice to the Seller. Any request to Transfer the Royalty Right must be in writing and accompanied by a written instrument or instruments of Transfer and any other documentation reasonably requested by the Seller (including a Confidentiality Agreement executed by the transferee and any new information in respect of the Purchaser Account contemplated by the

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definition thereof) in a form reasonably satisfactory to the Seller. Upon receipt of such written request and other instruments and documentation reasonably satisfactory to the Seller, the Seller shall recognize the requested Transfer, and Seller’s recognition of any such Transfer shall not be unreasonably withheld, delayed or conditioned. Any duly Transferred Royalty Right shall be the valid obligation of the Seller, evidencing the same right and entitling the transferee to the same benefits and rights under this Royalty Right Agreement as those previously held by the transferor. Any Transfer of the Royalty Right shall be without charge (other than the cost of any transfer tax, which shall be the responsibility of the transferor). Notwithstanding anything to the contrary herein, the consent of the Seller shall be required with respect to, and the Seller shall have the right to decline to consent to and recognize, any Transfer that is proposed to be made to any Person that the Seller reasonably determines is a competitor of the Seller.

Section 2.7                                    Allocation of Purchase Price.  The Seller and the Purchaser hereby acknowledge and agree that the Notes issued to the Purchaser (or its Affiliate) and the Royalty Right sold by the Seller to the Purchaser on the date hereof constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. In accordance with Section 1273(b)(2) of the Code and Section 1273(c)(2)(A) of the Code, the issue price of the investment unit is 100% of the principal amount of such Notes. Allocating that issue price between such Notes and such Royalty Right based on their relative fair market values, as required by Section 1273(c)(2)(B) of the Code and U.S. Treasury Regulations Section 1.1273-2(h)(1), results in (a) such Notes having an issue price of 83.24% of the principal amount of such Notes and (b) such Royalty Right having a purchase price of 16.76% of the principal amount of such Notes. The Seller and the Purchaser agree to prepare their respective U.S. federal income tax returns, statements and reports, as the case may be, in a manner consistent with the foregoing agreement.

Section 2.8                                    No Partnership or Joint Venture.  For the avoidance of doubt, the Royalty Right shall not represent any equity or ownership interest in the Seller or have any voting, management or dividend rights. The Seller and the Purchaser are not partners, associates or joint venturers with each other, and nothing herein shall be construed to impose any liability as such on either of them or make them a partnership, an association, a joint venture or any other kind of entity or legal form.

ARTICLE III
MERGERS

Section 3.1                                    Mergers.  The Seller shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Seller is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (a) the Seller is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Seller) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the Laws of the United States of America, any state thereof or the District of Columbia (the Seller or such Person, as the case may be, being herein called the “Successor Company”), (b) the Successor Company (if other than the Seller) expressly assumes all the obligations of the Seller under this Royalty Right Agreement pursuant to documents or instruments in form reasonably

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satisfactory to the Purchaser, (c) no default by the Seller of its obligations under this Royalty Right Agreement shall have occurred and be continuing and (d) the Seller shall have delivered to the Purchaser an Officer’s Certificate stating that such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or other disposition and such documents or instruments (if any) comply with this Royalty Right Agreement. The Successor Company (if other than the Seller) shall succeed to, and be substituted for, the Seller under this Royalty Right Agreement, and in such event the Seller will automatically be released and discharged from its obligations under this Royalty Right Agreement.

ARTICLE IV
CONFIDENTIALITY

Section 4.1                                    Confidentiality.  Except as otherwise required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Seller and except as otherwise set forth in this Section 4.1, the Seller will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated persons who receive such information to, treat and hold as confidential and not disclose to any Person any and all Confidential Information furnished to it by the Purchaser, as well as the information on the signature page to this Royalty Right Agreement, and to use any such Confidential Information and other information only in connection with this Royalty Right Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Seller may disclose such information solely on a need-to-know basis and solely to its members, directors, employees, managers, officers, agents, brokers, advisors, lawyers, bankers, trustees, representatives, investors, co-investors, insurers, insurance brokers, underwriters and financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information and other information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein. Except as otherwise required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Seller, in no event shall the Purchaser’s name (in any variation) be used in any public announcement or filing, or in any type of mail or electronic distribution intended for an audience that is not solely limited to the Affiliates of the Seller. Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Seller, neither the Seller nor any of its Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser, without the prior written consent of such shareholder, member, director or Affiliate.

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ARTICLE V
SURVIVAL OF CERTAIN PROVISIONS

Section 5.1                                    Survival of Certain Provisions.  The covenants and agreements contained in this Royalty Right Agreement shall survive (a) the execution and delivery of this Royalty Right Agreement and (b) any Transfer by the Purchaser of the Royalty Right or any interest therein. All such provisions are binding upon and may be relied upon by the Purchaser, regardless of any investigation made at any time by or on behalf of the Purchaser. All statements contained in any certificate or other instrument delivered by or on behalf of either party hereto pursuant to this Royalty Right Agreement shall be deemed to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. This Royalty Right Agreement and the Purchase Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof, other than the separate Confidentiality Agreement entered into between the Purchaser (or its Affiliate) and the Seller relating to the transactions contemplated hereby. The Royalty Right shall remain in full force and effect following any Change of Control (as defined in that certain Indenture, dated as of the date hereof, by and among the Seller, Egalet US Inc., Egalet Ltd., and U.S. Bank National Association, as trustee and collateral agent).

ARTICLE VI
NOTICES

Section 6.1                                    Notices.  All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, email, overnight courier or telefax as follows:

(a)                                        if to the Purchaser, as set forth on the signature page hereto; and

(b)                                        if to the Seller, to:

Egalet Corporation
600 Lee Road, Suite 100
Wayne, Pennsylvania 19087
Attention:           Stan Musial, Chief Financial Officer

Paul Varki, General Counsel
Facsimile:           (484) 580-6230
Email:                              smusial@egalet.com

pvarki@egalet.com

ARTICLE VII
SUCCESSORS AND ASSIGNS

Section 7.1                                    Successors and Assigns.  This Royalty Right Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. The Seller may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser, other than in accordance with the terms of Section 3.1.

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ARTICLE VIII
SEVERABILITY

Section 8.1                                    Severability.  Any provision of this Royalty Right Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE IX
WAIVER OF JURY TRIAL

Section 9.1                                    WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PURCHASER AND THE SELLER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS ROYALTY RIGHT AGREEMENT.

ARTICLE X
GOVERNING LAW; CONSENT TO JURISDICTION

Section 10.1                             Governing Law; Consent to Jurisdiction.  THIS ROYALTY RIGHT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. To the extent permitted by applicable Law, the parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Royalty Right Agreement or the transactions contemplated hereby.

ARTICLE XI
COUNTERPARTS

Section 11.1                             Counterparts.  This Royalty Right Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Royalty Right Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

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ARTICLE XII
TABLE OF CONTENTS AND HEADINGS

Section 12.1                             Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Royalty Right Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XIII
TAX MATTERS; TAX DISCLOSURE

Section 13.1                             Tax Matters.  The Seller and the Purchaser intend that the Royalty Right be treated for U.S. federal, state and local tax purposes as a contractual right to receive the Royalty Right Payment Amounts, if any. The Seller and the Purchaser do not intend that the Royalty Right be treated as an equity or ownership interest in the Seller or that any amount allocated to the Royalty Right pursuant to Section 2.7 be treated as a contribution to capital, and neither the Seller nor the Purchaser shall take any action inconsistent with such treatment. The Purchaser shall treat the Royalty Right Payment Amounts, if any, as ordinary income for U.S. federal, state and local tax purposes, and neither the Seller nor the Purchaser shall take any action inconsistent with such treatment. So long as the Purchaser shall have delivered to the Seller a properly completed IRS Form W-9, IRS Form W-8BEN or IRS Form W-8BEN-E (in any case, specifying that the Purchaser is entitled to the benefits of an applicable income tax treaty and is entitled to a zero rate of withholding under the “Royalty” and “Other Income” articles of such treaty) or IRS Form W-8ECI and certifying, to the extent required, that the Purchaser is not subject to the withholding tax imposed under Sections 1471 through 1474 of the Code and the regulations thereunder, the Seller shall not withhold U.S. federal income tax on any Royalty Right Payment Amount. After the end of each calendar year, but not later than the latest date permitted by applicable Law, the Seller shall timely prepare and timely file, deliver and furnish, as the case may be, IRS Forms 1042 and IRS Forms 1099, as applicable, with respect to any payments of the Royalty Right Payment Amounts.

Section 13.2                             Tax Disclosure.  Notwithstanding anything expressed or implied to the contrary herein, the Purchaser, on the one hand, and the Seller, on the other hand, and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated by this Royalty Right Agreement and the agreements and instruments referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure; provided, however, that neither such Person nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any Law relating to federal or state securities matters. For these purposes, the tax treatment of the transactions contemplated by this Royalty Right Agreement and the agreements and instruments referred to herein means the purported or claimed U.S. federal or state tax treatment of such transactions. Moreover, the tax structure of the transactions contemplated by this Royalty Right Agreement and the agreements and instruments referred to herein includes

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any fact that may be relevant to understanding the purported or claimed U.S. federal or state tax treatment of such transactions.

ARTICLE XIV
AMENDMENT TO EXISTING ROYALTY RIGHT AGREEMENT

Section 14.1                             Amendment to Existing Royalty Right Agreement.  The definition of “Royalty Right Percentage” in Annex A to the Royalty Right Agreement dated as of August 31, 2016 between the Seller and the Purchaser is hereby amended by deleting the words “the product of (a) 0.015 multiplied by (b)” therefrom.

{SIGNATURE PAGE FOLLOWS}

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If the foregoing is in accordance with your understanding of this Royalty Right Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among us and you in accordance with its terms.

Very truly yours,

EGALET CORPORATION

By:
Name:
Title:

{Signature Page to Royalty Right Agreement}

PURCHASER:

{Insert Purchaser’s name on line above}

By:
Name:
Title:
Address:
Facsimile:
Email:
Purchaser Account Information:
Bank:
ABA #:
Account #:
Name/Attention:
Percentage Purchased: %

{Signature Page to Royalty Right Agreement}

ANNEX A
RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and otherwise in this Royalty Right Agreement:

(a)                                 A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)                                 Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Royalty Right Agreement on a day that is not a Business Day, unless this Royalty Right Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified.

(c)                                  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)                                 The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)                                  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)                                   Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or otherwise in this Royalty Right Agreement) and include any Annexes, Exhibits and Schedules attached thereto.

(g)                                  References to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)                                 References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or otherwise in this Royalty Right Agreement), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)                                     The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)                                    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or otherwise in this Royalty Right Agreement shall refer to this Royalty Right Agreement as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and

Sections of, and Annexes, Schedules and Exhibits to, this Royalty Right Agreement unless otherwise specified.

(k)                                 In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and “controlled” has a meaning correlative thereto.

“ARYMO ER™” means the product candidate referred to as ARYMO ER™ (whether marketed under such name or any other name).

“ARYMO ER™ Product” means (a) ARYMO ER™ and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions are authorized or required by Law to close in New York City.

“Capital Stock” means: (a) in the case of a corporation, corporate stock or shares; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; in each case to the extent treated as equity in accordance with GAAP.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidential Information” means all information (whether written or oral, or in electronic or other form) furnished before or after the date hereof concerning the Purchaser or its Affiliates (including any of its equityholders), including any and all information regarding any aspect of the Purchaser’s business, including its owners, funds, strategy, market views, structure, investors or potential investors.  Such Confidential Information includes any IRS Form W-9 or W-8BEN (or any similar type of form) provided by the Purchaser to the Seller or its Affiliates.  Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by the Seller without use of or access to any information described in the second preceding sentence, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of this Royalty Right Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or (z) required to be disclosed by court or administrative order or under securities Laws applicable to any party to this Royalty Right Agreement or pursuant to the rules and regulations of any stock exchange or stock market on which securities of the Seller or its Affiliates or the Purchaser or its Affiliates may be listed for trading.

“Confidentiality Agreement” means a confidentiality agreement substantially in the form of Exhibit E to the indenture dated as of August 31, 2016 among the Seller, its subsidiaries as of such date and U.S. Bank National Association, as trustee and collateral agent, or substantially in the form of the confidentiality agreement attached to Schedule 2 to the Purchase Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership, distribution or profit interests or participations in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership, distribution or profit interests or participations in) such Person and all of the other ownership, distribution or profit interests or participations in such Person (including partnership, membership or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests or participations are outstanding on any date of determination.  For the avoidance of doubt, Equity Interests shall not include the Royalty Right.

“First Sale Date” means the date of first sale of the ARYMO ER™  Product by the Seller, any of its Affiliates or the Seller’s licensees, sublicensees, assignees or transferees (or any of their respective Affiliates) to an independent, unrelated third party.

“First Sale Notice” has the meaning set forth in Section 2.3 of this Royalty Right Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Laws” means, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, judgments, orders, writs, injunctions, decrees, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Net Sales” means, with respect to any Product, the gross amount invoiced for sales in the United States of such Product in arm’s length sales by the Seller, any of its Affiliates or the Seller’s licensees, sublicensees, assignees, transferees or other commercial partners or co-promoters (or any of their respective Affiliates) to independent, unrelated third parties, less the following deductions from such gross amounts that are actually incurred, allowed, accrued or specifically allocated: (i) credits, price adjustments or allowances for damaged products (to the extent not covered by insurance), defective goods, returns or rejections of such Product; (ii) normal and customary trade, cash and quantity discounts, allowances and credits (other than price discounts granted at the time of invoicing that have been already reflected in the gross amount invoiced); (iii) chargeback payments, rebates and similar allowances (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations, distributors or wholesalers or to federal, state/provincial, local and other governments, including their agencies, or to trade customers; (iv) any fees paid to any third party logistics providers, wholesalers and distributors; (v) any freight, postage, shipping, insurance and other transportation charges incurred by the selling Person in connection with shipping such Product to third party logistics providers, wholesalers and distributors and to customers; (vi) adjustments for billing errors or recalls; (vii) sales, value-added (to the extent not refundable in accordance with applicable Law), and excise taxes, tariffs and duties, and other taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable Laws), levied on, absorbed, determined or imposed with respect to such sale (but not including taxes assessed against the income derived from such sale); and (viii) amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid. Net Sales, as set forth in this definition, shall be calculated applying, in accordance with GAAP, the standard accounting practices the selling Person customarily applies to other branded products sold by it or its Affiliates under similar trade terms and conditions.

“Notes” means the 13% Senior Secured Notes of the Seller.

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary of the Seller in his or her capacity as such an officer.

“Person” means an individual, corporation, partnership, association, limited liability company, unincorporated organization, trust, joint stock company or joint venture, a Governmental Authority or any other entity.

“Product” means any ARYMO ER™ Product.

“Purchase Agreement” means that certain purchase agreement dated August 31, 2016 to which the Seller and the Purchaser (or an Affiliate thereof), among others, are party.

“Purchaser” has the meaning set forth in Section 2.1 of this Royalty Right Agreement.

“Purchaser Account” means the account described as such on the signature page hereto, as such account may be changed by the Purchaser in its sole discretion from time to time (including in connection with any Transfer of the Royalty Right in accordance with Section 2.6) upon five Business Days’ prior written notice to the Seller in accordance with Section 6.1 of this Royalty Right Agreement.

“Report” has the meaning set forth in Section 2.2(a) of this Royalty Right Agreement.

“Royalty Right” means the right to receive the Royalty Right Payment Amounts pursuant to, and subject to the terms and conditions of, this Royalty Right Agreement.

“Royalty Right Agreement” means this royalty right agreement to which this Annex A is attached and made part.

“Royalty Right Payment Amount” means, with respect to any Royalty Right Period, the product of (a) the Royalty Right Percentage multiplied by (b) Net Sales of the Product during such Royalty Right Period.

“Royalty Right Payment Date” means each March 20 and September 20 during the Royalty Right Term (but not any such date falling in the same calendar quarter as the First Sale Date) and the first March 20 following the end of the Royalty Right Term.

“Royalty Right Percentage” means the percentage set forth on the signature page hereto.

“Royalty Right Period” means the two full calendar quarters preceding the applicable Royalty Right Payment Date (or, in the case of the first such Royalty Right Payment Date, the period beginning on the First Sale Date and ending on the last day of the completed calendar quarter preceding such Royalty Right Payment Date).

“Royalty Right Term” means the period commencing on the First Sale Date and ending on December 31, 2020.

“Seller” has the meaning set forth in the preamble to this Royalty Right Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Successor Company” has the meaning set forth in Section 3.1 of this Royalty Right Agreement.

“Tax Exemption Form” has the meaning set forth in Section 2.2(b) of this Royalty Right Agreement.

“Transfer” means sell, assign, transfer, pledge, hypothecate, encumber, gift or in any other manner dispose of.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that are at the time outstanding and entitled to vote generally (without regard to the occurrence of any contingency) in the election of the board of directors or similar governing body of such Person or any duly authorized committee thereof.